Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated December 14, 2012 with respect to the consolidated financial statements, schedules and internal control over financial reporting included in the Annual Report of Resource America, Inc. and subsidiaries on Form 10-K for the year ended September 30, 2012, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 13, 2013